EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of American Telecom Services, Inc. (the “Company”) on Form 10-K for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bruce Hahn, Chief Executive Officer, and Bruce Layman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2006	By:	/s/ Bruce Hahn
Bruce Hahn
Chief Executive Officer

By:	/s/ Bruce Layman
Bruce Layman
Chief Financial Officer